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                                                                      Exhibit 23
                        Consent of Independent Auditors

We consent to the incorporation by reference, in the Registration Statement (Form S-3 No. 333-62069) and related Prospectus of Concord EFS, Inc. for the registration of 4,554,342 shares of its common stock, of our report dated February 3, 1998 with respect to the consolidated financial statements of Electronic Payment Services, Inc. for the three years in the period ended December 31, 1997, included in its Current Report on Form 8-K dated November 23, 1998, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          ----------------------------

Philadelphia, Pennsylvania
November 23, 1998